Exhibit 10.10

STOCK SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement (this “Agreement”) is dated as of June 30, 2003, between Apollo Sylvan, LLC, a Delaware limited liability company (“Apollo Sylvan LLC”), Apollo Sylvan II, LLC, a Delaware limited liability company (“Apollo Sylvan II LLC”, and together with Apollo Sylvan LLC, the “Purchasers”) and Educate, Inc., a Delaware corporation (“Seller”).

RECITALS

WHEREAS, the Purchasers are the holders of a Promissory Note of The Canter Group of Companies, Inc., a California limited liability company (“Canter”), in the aggregate principal amount of $35,253,632 (the “Promissory Note”);

WHEREAS, Apollo Sylvan LLC is the holder of $75,789,000 in aggregate principal amount of the 5% Convertible Subordinated Debentures due 2010 of Sylvan Learning Systems, Inc, a Delaware corporation (the “Apollo Sylvan Debentures”);

WHEREAS, Apollo Sylvan II LLC is the holder of $4,211,000 in aggregate principal amount of the 5% Convertible Subordinated Debentures due 2010 of Sylvan Learning Systems, Inc, a Delaware corporation (the “Apollo Sylvan II Debentures” and, together with the Apollo Sylvan Debentures, the “Debentures”);

WHEREAS, Apollo Sylvan LLC desires to purchase the number of shares of Common Stock of Seller, par value $0.01, (the “Common Shares”) in the amounts and upon the terms as set forth on Schedule A hereto, subject to the conditions set forth herein;

WHEREAS, Apollo Sylvan II LLC desires to purchase the number of Common Shares in the amounts and upon the terms as set forth on Schedule A hereto, subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale.

(a) The Seller hereby agrees to issue and sell to Apollo Sylvan LLC and Apollo Sylvan LLC hereby agrees to purchase from the Seller, the number of Common Shares set forth opposite its name on Schedule A. In consideration of the aforementioned sale, Apollo Sylvan agrees to deliver to the Seller (i) its portion of the Canter Note, in the aggregate principal amount of $33,399,291, (ii) $47,907,000 in aggregate principal amount of Apollo Sylvan Debentures and (iii) $18,947,196 in cash.

(b) The Seller hereby agrees to issue and sell to Apollo Sylvan II LLC and Apollo Sylvan II LLC hereby agrees to purchase from the Seller, the number of Common Shares set forth opposite its name on Schedule A. In consideration of the aforementioned sale, Apollo Sylvan agrees to deliver to the Seller (i) its portion of the Canter Note, in the aggregate principal amount of $1,854,341, (ii) $2,662,000 in aggregate principal amount of Apollo Sylvan II Debentures and (ii) $1,052,804 in cash.

2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

3. Governing Law. This Agreement shall be governed under the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

APOLLO SYLVAN, LLC
a Delaware limited liability company

By:	/s/ Aaron Stone
Name:	Aaron Stone
Title:	Vice President

APOLLO SYLVAN II, LLC
a Delaware limited liability company

By:	/s/ Aaron Stone
Name:	Aaron Stone
Title:	Vice President

EDUCATE, INC.
a Delaware corporation

By:	/s/ Aaron Stone
Name:	Aaron Stone
Title:	Vice President

Schedule A

Name and Address of Purchaser	Number of Shares of Common Stock Purchased
Apollo Sylvan, LLC	40,604,613
Apollo Sylvan II, LLC	2,254,383

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